Exhibit 1.1

EXXON MOBIL CORPORATION

UNDERWRITING AGREEMENT

STANDARD PROVISIONS

(DEBT SECURITIES)

March 17, 2014

From time to time, EXXON MOBIL CORPORATION, a New Jersey corporation (the “Company”), may enter into one or more underwriting agreements that provide for the sale of debt securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

I.

The Company proposes to issue and sell from time to time certain of its debt securities (the “Debt Securities”) to be issued pursuant to the provisions of an Indenture, as supplemented (the “Indenture”), to be entered between the Company and Deutsche Bank Trust Company Americas as Trustee (the “Trustee”). The Debt Securities to be sold pursuant to this Agreement are referred to herein as the “Offered Securities”. The Debt Securities will have or be of varying designations, maturities, rates and times of payment of interest, selling prices, expiration dates, redemption terms, currencies and other terms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement relating to the Debt Securities, has filed such amendments thereto as may have been required prior to the date of the Underwriting Agreement and has filed with, or shall promptly hereafter file with, the Commission a prospectus supplement specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). The term “Registration Statement” means such registration statement as amended to the date of the Underwriting Agreement and any additional information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B under the Securities Act. The term “Basic Prospectus” means the prospectus included in the Registration Statement relating to the Debt Securities, as updated from time to time. The term “Prospectus” means the Basic Prospectus together with the prospectus supplement specifically relating to the Offered Securities, as filed with, or as shall promptly hereafter be filed with, the Commission pursuant to Rule 424 under the Securities Act. The term “preliminary prospectus” means a preliminary prospectus supplement specifically relating to the Offered Securities, together with the Basic Prospectus. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus” and “preliminary prospectus” shall include in each case the material, if any, incorporated by reference therein.

In addition, the following terms shall have the meanings ascribed to them below for purposes of this Agreement:

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule A to the Underwriting Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Offered Securities in the form filed or required to be filed with the Commission by the Company or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Rules” means the rules promulgated under the Securities Act.

“Statutory Prospectus” means the prospectus relating to the Offered Securities that is included in the Registration Statement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Offered Securities, including any document incorporated by reference therein and any prospectus or prospectus supplement deemed to be a part thereof that has not been superseded or modified. For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B under the Securities Act shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

“Time of Sale” means the time when sales of the Offered Securities are first made.

“Time of Sale Information” means the most recent preliminary prospectus related to the Offered Securities at the Time of Sale, together with the Basic Prospectus and each General Use Free Writing Prospectus issued at or prior to the Time of Sale.

II.

The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement is entered into as in the Manager’s judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Prospectus.

III.

Payment for the Offered Securities shall be made by wire transfer to an account designated by the Company in immediately available funds at the time, on the date and at the place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Offered Securities (other than Debt Securities in registered global form) registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery and, in the case of Offered Securities that are Debt Securities in registered global form, upon delivery to the Depositary identified in the Underwriting Agreement of one or more global Debt Security certificates, registered in the name of the Depositary or a nominee thereof, for credit to the respective accounts of the Depositary participants. The time and date of such payment and delivery with respect to the Offered Securities are herein referred to as the Closing Date.

IV.

The several obligations of the Underwriters hereunder are subject to the following conditions:

(a)

No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and there shall have been no material adverse change in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, Prospectus and Time of Sale Information; subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date, there has not occurred any downgrading, nor has any notice been given of (a) any intended or potential downgrading or (b) any review or possible change that does not indicate an improvement, in the rating accorded any securities of the Company by Standard & Poor’s Ratings Services, a division of McGraw Hill Financial, Inc., or Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation (or their respective successors); and the Manager shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Company, to the foregoing effect. Such certificate will also provide that the representations and warranties of the Company contained herein are true and correct as of the Closing Date. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

(b)	The Manager shall have received on the Closing Date an opinion of James E. Parsons, Esq., Coordinator – Corporate Securities and Finance Law of the Company, dated the Closing Date, to the effect set forth in Exhibit A attached hereto.

(c)	The Manager shall have received on the Closing Date an opinion and letter of Davis Polk & Wardwell LLP, counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B attached hereto.

(d)	The Manager shall have received on the Closing Date an opinion and letter of Latham & Watkins LLP, counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibits C-1 and C-2, respectively, attached hereto.

(e)	The Manager shall have received letters on (1) the date of the Underwriting Agreement and (2) the Closing Date, in form and substance satisfactory to PricewaterhouseCoopers LLP and the Manager, from PricewaterhouseCoopers LLP, independent certified public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement and the Prospectus.

V.

In further consideration of the agreements of the Underwriters contained in this Agreement, the Company agrees as follows:

(a)	To furnish the Manager, without charge, a copy of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein, each General Use Free Writing Prospectus and any supplements and amendments thereto as the Manager may reasonably request. The terms “supplement” and “amendment” or “amend” as used in this Agreement shall include all documents filed by the Company with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are deemed to be incorporated by reference in the Prospectus.

(b)	Before amending or supplementing the Registration Statement, the Time of Sale Information or the Prospectus with respect to the Offered Securities, to furnish the Manager a copy of each such proposed amendment or supplement.

(c)	If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus is (or but for the exemption in Rule 172 under the Securities Act would be required by law to be) delivered (but in no event more than 9 months after such first date), any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(d)	To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Manager may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not qualified.

(e)	To make generally available to the Company’s security holders as soon as practicable an earnings statement covering a twelve-month period beginning after the date of the Underwriting Agreement and ending at the end of a fiscal quarter of the Company, which shall satisfy the provisions of Section 11(a) of the Securities Act and the applicable rules and regulations (including Rule 158) thereunder.

(f)	During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company substantially similar to the Offered Securities, without the prior written consent of the Manager.

(g)	The Company has complied and will comply with Rule 433 under the Securities Act. Each Issuer Free Writing Prospectus complied in all material respects with Rule 433 under the Securities Act and has been, or will be, filed to the extent required in accordance with such rule.

(h)	The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

VI.

(a)	In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter, severally and not jointly, hereby represents, warrants, and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Offered Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Securities which has been approved by the competent authority in that Relevant Member State, or where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Offered Securities to the public in that Relevant Member State at any time:

(i)	solely to any legal entities which are qualified investors as defined in the Prospectus Directive;

(ii)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Manager for any such offer; or

(iii)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the Offered Securities shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Offered Securities in any Relevant Member State means the communication to any persons in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(b)	Each Underwriter, severally and not jointly, hereby represents, warrants, and agrees that:

(i)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(ii)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

(c)	Each Underwriter, severally and not jointly, hereby represents, warrants, and agrees with respect to offers and sales outside the United States (i) that such Underwriter understands that no action has been or will be taken in any country or jurisdiction outside the United States by the Company that would permit a public offering of the Debt Securities, or possession or distribution of the Registration Statement, Prospectus and Time of Sale Information or any other offering or publicity material relating to the Debt Securities, in any country or jurisdiction where action for that purpose is required, (ii) that such Underwriter will comply with all applicable laws and regulations in each country or jurisdiction in which it acquires, offers, sells or delivers Debt Securities or has in its possession or distributes the Registration Statement, Prospectus and Time of Sale Information or any such other material, in all cases at its own risk and expense, and (iii) not to cause any advertisement of the Debt Securities to be published in any newspaper or periodical or posted in any public place and not to issue any material relating to the Debt Securities, except in any such case with the prior express written consent of the Company and of the Manager and then only at its own risk and expense.

(d)	Each Underwriter, severally and not jointly, hereby represents, warrants, and agrees that it is not, to the best of its knowledge, subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the period when a Prospectus is required to be delivered).

VII.

The Company represents and warrants to each Underwriter that:

(a)	(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in each Statutory Prospectus, the Prospectus, the Time of Sale Information and any Issuer Free Writing Prospectus complied or will comply when so filed in all material respects with such Act and the rules and regulations thereunder, (ii) each part of the Registration Statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act relating to the Debt Securities when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (iv) the Registration Statement, each Statutory Prospectus, the Prospectus, the Time of Sale Information and any Issuer Free Writing Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations thereunder, (v) the Registration Statement does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to (A) statements or omissions in the Registration Statement, any preliminary prospectus or the Prospectus based upon information furnished to the Company in writing by any Underwriter expressly for use therein and (B) those parts of the Registration Statement which constitute the Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the Trustee.

(b)	As of the Time of Sale, neither (i) any Time of Sale Information nor (ii) any Limited Use Free Writing Prospectus, when considered together with the Time of Sale Information, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Closing Date, neither (i) the Time of Sale Information, (ii) any individual Limited Use Free Writing Prospectus, when considered together with the Time of Sale Information nor (iii) the Statutory Prospectus, will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Manager specifically for use therein.

(c)	Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Manager as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus related to the Offered Securities conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Manager and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus related to the Offered Securities to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Manager specifically for use therein.

(d)	(i) The Registration Statement is not the subject of any pending proceeding or examination under Sections 8(d) or 8(e) of the Securities Act and (ii) the Company is not, to the best of its knowledge, the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Offered Securities and has not received any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act.

(e)	At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Securities and at the date of this Agreement, the Company was not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(f)	The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

The Company represents, warrants and agrees that, unless it obtains the prior consent of the Manager, and each Underwriter represents, warrants and agrees that, unless it obtains the prior consent of the Company and the Manager, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Notwithstanding the preceding sentence, the Company hereby consents to the provision by the Underwriters of a Term Sheet, the form of which is set forth in Schedule B to the Underwriting Agreement.

VIII.

The Company agrees to indemnify and hold harmless each Underwriter, such Underwriter’s selling agents who have participated or are deemed to have participated in the distribution of the Offered Securities, such Underwriter’s directors, officers and employees, and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, any Statutory Prospectus, the Prospectus (if used within the period set forth in paragraph (c) of Article V hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), the Time of Sale Information or any Issuer Free Writing Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter expressly for use therein.

Each Underwriter agrees to indemnify and hold harmless the Company, its directors, officers and employees, and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, any Statutory Prospectus, the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties, and that all such fees shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

If the indemnification provided for in this Article VIII is unavailable to an indemnified party under the first or second paragraphs hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities and (ii) the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of the Offered Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VIII were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VIII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten and distributed to the public by such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Article VIII are several, in proportion to the respective principal amount or number, as the case may be, of Offered Securities purchased by each of such Underwriters, and not joint.

The indemnity and contribution agreements contained in this Article VIII and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

IX.

This Agreement may be terminated in the absolute discretion of the Manager, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange; (ii) trading of any securities issued by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) a material disruption of the settlement or clearance of debt securities in the United States shall occur and continue until at least the business day preceding the Closing Date or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the reasonable judgment of the Manager, is material and adverse and makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated by this Agreement and the Prospectus.

X.

If any one or more of the Underwriters shall fail or refuse to purchase any Offered Securities which it or they have agreed to purchase pursuant to the Underwriting Agreement, and the aggregate amount of such Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Offered Securities, the other Underwriters shall be obligated severally in the proportions which the amounts of Offered Securities set forth opposite their names in the Underwriting Agreement bear to the aggregate amount of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase; provided that in no event shall the amount of Offered Securities which any Underwriter has agreed to purchase pursuant to the Underwriting Agreement be increased pursuant to this Article X by an amount in excess of one-ninth of such amount of Offered Securities without the written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Offered Securities and the aggregate amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of the Offered Securities and arrangements satisfactory to the Manager and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement, or the provisions hereof applicable to the sale and purchase of the Offered Securities, will terminate without liability on the part of any non-defaulting Underwriter or of the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under the Underwriting Agreement.

XI.

If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement, with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities.

XII.

The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Offered Securities (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

XIII.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

EXHIBIT A

FORM OF OPINION OF COORDINATOR – CORPORATE SECURITIES AND FINANCE LAW OF THE COMPANY

1.	The Company is validly existing as a corporation in good standing under the laws of the State of New Jersey, and the Company has corporate power and authority to issue the Offered Securities, to enter into the Underwriting Agreement and the Indenture and to perform its obligations thereunder.

2.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3.	The Indenture has been duly authorized, executed and delivered by the Company.

4.	The Offered Securities have been duly authorized by the Company.

5.	The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Indenture, the Offered Securities and the Underwriting Agreement (collectively, the “Documents”) will not contravene (i) any provision of the New Jersey Business Corporation Act, or (ii) the Certificate of Incorporation or By Laws of the Company.

6.	No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New Jersey that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents is required for the execution, delivery and performance by the Company of its obligations under the Documents, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

7.	The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

8.	The Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

A-1

9.	Nothing has come to such counsel’s attention that causes him to believe that, insofar as relevant to the offering of the Offered Securities:[1]

(a)	on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b)	at : A/P.M. New York City time on , the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)	the Prospectus as of the date of the Underwriting Agreement or as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

[1]	In providing this statement, counsel may confirm that (i) the primary purpose of his professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information, including oil and gas reserve data, and (ii) he has not been called to pass upon, and expresses no view regarding, the financial statements or financial schedules, other financial, accounting or statistical data or the oil and gas reserve data included in the Registration Statement, the Disclosure Package, the Prospectus, or the Statement of Eligibility of the Trustee on Form T-1.

A-2

EXHIBIT B

FORM OF OPINION OF COUNSEL FOR THE COMPANY

1.	Assuming the due authorization, execution and delivery by the Company, the Indenture is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that such counsel expresses no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law, or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Offered Securities to the extent determined to constitute unearned interest.

2.	Assuming the due authorization of the Offered Securities by the Company, the Offered Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Offered Securities are to be issued, provided that such counsel expresses no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law, or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Offered Securities to the extent determined to constitute unearned interest.

3.	The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Indenture, the Offered Securities and the Underwriting Agreement (collectively, the “Documents”) will not contravene (i) any provision of the laws of the State of New York or any federal law of the United States of America that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents, provided that such counsel expresses no opinion as to federal or state securities laws, or (ii) any agreement that is filed as an exhibit to the Company’s Annual Report on Form 10-K.

4.	No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents is required for the execution, delivery and performance by the Company of its obligations under the Documents, except such as may be required under federal or state securities or Blue Sky laws as to which such counsel expresses no opinion.

B-1

5.	Such counsel has considered the statements included in the Prospectus under the captions “Description of Debt Securities” and “Description of Notes” insofar as they summarize provisions of the Indenture and the Offered Securities. In such counsel’s opinion, such statements fairly summarize these provisions in all material respects. The statements included in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, in such counsel’s opinion fairly and accurately summarize the matters referred to therein in all material respects.

B-2

EXHIBIT C-1

FORM OF OPINION OF COUNSEL FOR THE UNDERWRITERS

1.	The Indenture is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

2.	The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

3.	The Offered Securities, when duly executed, issued, and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Underwriting Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	The Registration Statement has become effective under the Act. With the underwriters’ consent, based solely on a review of the list of stop orders on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml at : a.m., Eastern Time, on , such counsel confirms that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act, the Prospectus has been filed in accordance with Rule 424(b) and 430B under the Act, and the Specified IFWP has been filed in accordance with Rule 433(d) under the Act.

5.	The Registration Statement, at , including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel expresses no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or the Form T-1. For purposes of this paragraph, such counsel has assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

6.	The statements in the Preliminary Prospectus, when taken together with the Specified IFWP, and in the Prospectus under the captions “Description of Notes” and “Description of Debt Securities,” insofar as they purport to describe or summarize certain provisions of the Offered Securities or the Indenture, are accurate summaries or descriptions in all material respects.

C-1-1

EXHIBIT C-2

FORM OF 10B-5 STATEMENT OF COUNSEL FOR THE UNDERWRITERS2

Based on counsel’s participation, review and reliance, such counsel advises that no facts came to its attention that caused such counsel to believe that:

•	the Registration Statement, at the time it became effective on , including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that date), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•	the Preliminary Prospectus, as of , (together with the Incorporated Documents at that date), when taken together with the Specified IFWP, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•	the Prospectus, as of its date or as of the date hereof (together with the Incorporated Documents as of those respective dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

[2]	In providing this statement, counsel may confirm that (i) the primary purpose of their professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information, including oil and gas reserve data, and (ii) they have not been called to pass upon, and express no view regarding, the financial statements or financial schedules, other financial, accounting or statistical data or the oil and gas reserve data included in the Registration Statement, the Disclosure Package, the Prospectus, or the Statement of Eligibility of the Trustee on Form T-1.

C-2-1